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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


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            PARENT COMPANY                       SUBSIDIARY COMPANIES                 STATE OF INCORPORATION
            --------------                       --------------------                 ----------------------

        Alpena Bancshares, Inc.           First Federal of Northern Michigan              United States

  First Federal of Northern Michigan       Financial Services and Mortgage                  Michigan
                                                     Corporation
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